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Exhibit 3.2

AMENDED AND RESTATED BYLAWS
OF
SILICON GRAPHICS, INC.

July 25, 2000

TABLE OF CONTENTS

ARTICLE I—CORPORATE OFFICES
1.1	Registered Office
1.2	Other Offices
ARTICLE II—STOCKHOLDERS
2.1	Place of Meetings
2.2	Annual Meeting
2.3	Special Meeting
2.4	Notice of Stockholders Meetings
2.5	Manner of Giving Notice; Affidavit of Notice
2.6	Quorum
2.7	Adjourned Meeting; Notice
2.8	Voting
2.9	Waiver of Notice
2.10	Stockholder Action by Written Consent Without a Meeting
2.11	Record Date for Stockholder Notice; Voting; Giving Consents
2.12	Proxies
2.13	Conduct of Business
2.14	Inspectors of Election
2.15	Inspectors of Election and Procedures for Counting Written Consents
ARTICLE III—DIRECTORS
3.1	Powers
3.2	Number of Directors
3.3	Election, Qualification and Term of Office of Directors
3.4	Resignation and Vacancies
3.5	Place of Meetings; Meetings by Telephone
3.6	Regular Meetings
3.7	Special Meetings; Notice
3.8	Quorum
3.9	Waiver of Notice
3.10	Adjourned Meeting; Notice
3.11	Board Action by Written Consent Without a Meeting
3.12	Fees and Compensation of Directors
3.13	Approval of Loans to Officers
3.14	Removal of Directors
3.15	Conduct of Business
ARTICLE IV—COMMITTEES
4.1	Committees of Directors
4.2	Committee Minutes
4.3	Meetings and Action of Committees
ARTICLE V—OFFICERS
5.1	Officers
5.2	Appointment of Officers
5.3	Subordinate Officers
5.4	Removal and Resignation of Officers
5.5	Vacancies in Offices
5.6	Chairman of the Board
5.7	Chief Executive Officer; President

5.8	Vice Presidents
5.9	Secretary
5.10	Chief Financial Officer
5.11	Treasurer
5.12	Assistant Secretary
5.13	Assistant Treasurer
5.14	Authority and Duties of Officers
5.15	Representation of Shares of Other Corporations
ARTICLE VI—INDEMNITY
6.1	Indemnification of Directors and Officers
6.2	Indemnification of Others
6.3	Insurance
ARTICLE VII—RECORDS AND REPORTS
7.1	Maintenance and Inspection of Records
7.2	Inspection by Directors
ARTICLE VIII—GENERAL MATTERS
8.1	Checks
8.2	Execution of Corporate Contracts and Instruments
8.3	Stock Certificates; Partly Paid Shares
8.4	Special Designation on Certificates
8.5	Lost Certificates
8.6	Construction; Definitions
8.7	Dividends
8.8	Fiscal Year
8.9	Seal
8.10	Transfer of Stock
8.11	Stock Transfer Agreements
8.12	Registered Stockholders
8.13	Notices
ARTICLE IX—AMENDMENTS
ARTICLE X—DISSOLUTION

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AMENDED AND RESTATED BYLAWS OF SILICON GRAPHICS, INC.
July 25, 2000
TABLE OF CONTENTS